EXHIBIT 99.1

CONTACTS:

SinoHub, Inc.:
Falicia Cheng
+86-755-2661-1080
falicia@sinohub.com

In the U.S.:
PondelWilkinson Inc.
Laurie Berman/Angie Yang
310-279-5980
investor@pondel.com

SINOHUB APPROVED AS AA CUSTOMS HIGH CREDIT ENTERPRISE
BY GENERAL ADMINISTRATION OF CUSTOMS
OF THE PEOPLE’S REPUBLIC OF CHINA

SANTA CLARA and SHENZHEN, CHINA, April 7, 2009 — SinoHub, Inc. (OTCBB: SIHI), which conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the People’s Republic of China, today announced that its subsidiary, SinoHub SCM Shenzhen Limited, has been approved as an AA Customs High Credit Enterprise by the General Administration of Customs of the People's Republic of China.

AA Customs High Credit Enterprise status is the highest level of achievement awarded to long-standing enterprises with standardized operations and highly reliable customs declaration credit.  Recognized in all of China’s customs ports, AA Customs High Credit Enterprises are given priority, expedited customs clearance.  Due to this new status, SinoHub expects to benefit from expedited clearance facilitation, exemption from customs examinations and processing by dedicated customs personnel to accelerate all import/export aspects of the company’s business.  This distinction is especially important for SinoHub’s mobile phone business customers, who comprise approximately 70% of the copmpany’s total revenues, and for whom speed in importing components translates into enhanced profitability.

SinoHub, Inc.

“We are very pleased to have our spotless record and reputation for efficiency recognized by the General Administration of Customs for the People’s Republic of China,” said Harry Cochran, chief executive officer of SinoHub.  “Our company is one of only eight non-bonded import and export businesses in Shenzhen awarded AA Customs High Credit Enterprise status and the only one of these which is focused on the electronics industry.

“By gaining this important distinction, our customers will benefit from a more simplified customs declaration procedure, which lowers costs and allows us to continuously improve our service levels.  This is a key building block for our future growth and we believe it gives us a significant competitive advantage as we seek to become the premier electronic component supply chain management platform for China’s electronics industry.”

About SinoHub

SinoHub, Inc., founded in 2000 by veteran entrepreneur Harry Cochran and electronic component industry veteran Lei Xia to facilitate the electronics revolution in China, provides world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China.  For more information, visit the company's Web site at www.sinohub.com.

SinoHub, Inc.

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms.  These statements involve risks known to us, significant uncertainties, and other factors, many of which we cannot predict with accuracy and some of which we might not even anticipate, which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.
Among the factors about which we have made assumptions are:

1.	our customers will benefit from a more simplified customs declaration procedure;
2.	our AA Customs High Credit Enterprise status will provide SinoHub with a significant competitive advantage; and
3.	that this status will be a key building block for future growth as we seek to become the premier electronic component supply chain management platform for China’s electronics industry.

 Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact us and the statements contained herein, see the "Risk Factors" included in Item 1A of our Annual Report on Form 10-K.  We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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